Exhibit 10.1

3114/21798-049 CURRENT/114855452v7

LIMITED WAIVER AND AMENDMENT TO CREDIT AGREEMENT

March 30, 2020

Vince, LLC

c/o Vince Holding Corp.

500 5th Avenue, 20th Floor

New York, NY 10110

Attention: David Stefko, Chief Financial Officer

Telephone: (212) 515-2600

E-Mail: dstefko@vince.com

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of August 21, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, VINCE, LLC, a Delaware limited liability company, the Guarantors party thereto, the lenders from time to time party thereto (collectively, the “Lenders,” and each, individually, a “Lender”) and CRYSTAL FINANCIAL LLC, as administrative agent and collateral agent (in such capacities, together with its successors and assigns in such capacities, the “Agent”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Borrower has requested that the Lenders agree to (i) extend the deadline for delivery of a consolidated budget by an additional thirty (30) days, and (ii) postpone the amortization payment due on April 1, 2020.  In consideration therefor, the Lenders have requested and the Credit Parties have agreed to the Credit Parties providing 13-week cash flow reporting on the terms provided herein.

By its signature below, the Agent, with the consent of the Lenders, hereby agrees to (i) extend the deadline for delivery of a detailed consolidated budget by an additional thirty (30) days to seventy five (75) days following the Fiscal Year ended February 3, 2020; and (ii) postpone the amortization payment due on April 1, 2020, with fifty percent (50%) of such payment to be paid on July 1, 2020 and fifty percent (50%) of such payment to be paid on October 1, 2020 (for the avoidance of doubt, together with the principal amount otherwise scheduled to be paid on each of July 1, 2020 and October 1, 2020, as applicable).

By their signatures below, each of the Credit Parties, the Agent and the Lenders hereby agree that, for the period commencing March 30, 2020 and ending October 1, 2020, as soon as available and in any event no later than third Business Day of each week, the Credit Parties shall furnish to the Agent, for delivery to the Lenders, weekly flash reporting consisting of a 13-week cash flow report (which shall also include weekly Borrowing Base Certificate detail) regarding the 13-week period ended the previous Friday.

Nothing herein shall be deemed a consent or waiver (except as expressly set forth herein) with respect to any Defaults or Events of Default or any failure of any Loan Party to comply fully with any provision of the Credit Agreement or any other Loan Document and, in no event shall this Limited Waiver and Amendment to Credit Agreement (this “Letter Agreement”), by implication or otherwise, limit, impair, constitute a waiver of enforcement of any rights, powers or remedies of the Agent or any Lender under the Credit Agreement or any other Loan Document.  Except as otherwise expressly provided herein, for the avoidance of doubt, this Letter Agreement shall not alter, modify, amend or in any way affect any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect as modified hereby.

By signing this Letter Agreement the parties hereto agree that this Letter Agreement will constitute a Loan Document under the Credit Agreement and will be binding upon and inure to the benefit of the Agent, the Borrower and the Lenders and their respective successors and assignees in accordance with the Credit Agreement.

This Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of the Letter Agreement by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Letter Agreement.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

CRYSTAL FINANCIAL LLC, as Agent and a Lender

By:Mirko Andric

Name:   Mirko Andric

Title:  Senior Managing Director

CRYSTAL FINANCIAL SPV LLC, as a Lender

By:Mirko Andric

Name:   Mirko Andric

Title:  Senior Managing Director

[Signature Page to Limited Waiver and Amendment to Credit Agreement]

Accepted and Agreed:

VINCE LLC, as Borrower

By:David Stefko

Name:  David Stefko

Title:  Executive Vice President, Chief Financial Officer

[Signature Page to Limited Waiver and Amendment to Credit Agreement]